Exhibit 10.20
EXECUTION VERSION
INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT
among
JPMORGAN CHASE BANK, N.A.,
as Senior Agent,
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Collateral Agent,
ALTRA HOLDINGS, INC.,
ALTRA INDUSTRIAL MOTION, INC.,
and certain of their SUBSIDIARIES,
Dated as of November 25, 2009

INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT
     THIS INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT dated as of November 25, 2009 (this “Agreement”) is made by and among JPMORGAN CHASE BANK, N.A., as senior agent (the “Original Senior Agent”) under and pursuant to the Original Credit Agreement (as hereinafter defined), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (“BNY Mellon”), in its capacity as collateral agent under the Indenture Agreements (as hereinafter defined) (in such capacity, the “Collateral Agent”), BNY Mellon, as Trustee under the Indenture Agreements (in such capacity, the “Trustee”), Altra Holdings, Inc., a Delaware corporation (“Parent”), Altra Industrial Motion, Inc., a Delaware corporation (“Company”), those certain subsidiaries of Company identified as Borrowers on the signature pages hereto (collectively with Company, the “Borrowers”) and those certain subsidiaries of Company identified as Guarantors on the signature pages hereto (collectively with Parent, the “Guarantors”).
RECITALS
     A. Parent, the Borrowers, the Guarantors, the Collateral Agent and the Trustee have entered into an Indenture, dated as of November 25, 2009 (the “Indenture”), pursuant to which Parent has incurred or will incur indebtedness for certain 8.125% Senior Secured Notes due 2016 (such notes, together with all other notes issued after the date hereof and exchange notes issued in exchange therefore, the “Notes”) in an aggregate principal amount at maturity of $210,000,000 under the Indenture. The repayment of the Indenture Secured Obligations (as hereinafter defined) is secured by security interests in and liens on the assets and properties of Parent, the Borrowers and the Guarantors (the “Collateral”) as described in (i) the Pledge and Security Agreement dated as of the date hereof (the “Indenture Security Agreement”) made by Parent, the Borrowers and the Guarantors in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee, and the Noteholders (as hereinafter defined), and (ii) the other Indenture Agreements (as hereinafter defined).
     B. Parent, the Borrowers, the Guarantors, the Original Senior Agent and the Senior Lenders (as hereinafter defined) have entered into a Credit Agreement dated as of November 25, 2009 (the “Original Credit Agreement”) pursuant to which the Senior Lenders have agreed, upon the terms and conditions stated therein, to make loans and advances to, and to issue letters of credit for the accounts of, the Borrowers up to the initial maximum principal amount of $50,000,000 (subject to increase as provided therein). The repayment of the Credit Agreement Secured Obligations (as hereinafter defined) is secured by first priority security interests in and liens on the Collateral as described in (i) the Pledge and Security Agreement dated as of the date hereof (the “Senior Security Agreement”) made by Parent, the Borrowers and the Guarantors in favor of the Original Senior Agent for the benefit of the Original Senior Agent, the Senior Lenders and the other holders of Credit Agreement Secured Obligations and (ii) the other Senior Credit Documents (as hereinafter defined).
     C. One of the conditions of the Original Credit Agreement is that the priority of the security interests in and liens on the Collateral to secure the Credit Agreement Secured Obligations be senior to the security interests in and liens on the Collateral to secure the Indenture Secured Obligations, in the manner and to the extent provided in this Agreement.
     D. The Original Senior Agent and the Collateral Agent desire to enter into this Agreement concerning the respective rights of the Senior Agent and the Collateral Agent with respect to the priority of their respective security interests in and liens on the Collateral.

     E. The terms of the Indenture permit Parent, the Borrowers and the Guarantors to enter into the Senior Credit Documents, subject to compliance with certain conditions, and in connection therewith authorize and direct the Collateral Agent to enter into this Agreement.
     F. In order to induce the Original Senior Agent and the Senior Lenders to extend credit to the Borrowers and the Guarantors and for purposes of certain conditions precedent and covenants of the Original Credit Agreement, the Original Senior Agent and the Collateral Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the above Recitals:
“Agreement”
“BNY Mellon”
“Borrowers”
“Collateral”
“Collateral Agent”
“Guarantors”
“Indenture”
“Indenture Security Agreement”
“Original Senior Agent”
“Original Credit Agreement”
“Parent”
“Senior Security Agreement”
“Trustee”
     Section 1.02 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Banking Services” means each and any of the following bank services provided to the Borrowers or the Guarantors by any Senior Lender or any of affiliate of any Senior Lender: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
     “Banking Services Obligations” of the Borrowers and the Guarantors means any and all obligations of the Borrowers or the Guarantors, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
     “Cash Collateral” means any Collateral consisting of cash or cash equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).
     “Commitment” means, with respect to each Senior Lender, such Senior Lender’s commitment to make loans and acquire participations in Letters of Credit issued and other extensions of credit made or advances under a Credit Agreement.

     “Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Senior Agent, among (a) the applicable Borrower or Guarantor, (b) a banking institution, securities broker or securities intermediary at which such Borrower or Guarantor maintains a Deposit Account or a Securities Account, and (c) the Senior Agent, providing for the Senior Agent to have control over the funds or securities and other financial assets held in such Deposit Account or Securities Account.
     “Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC) and any other Collateral as to which a Lien may be perfected through possession or control by a secured party, or any agent therefor.
     “Credit Agreement” means the Original Credit Agreement and any other Credit Agreement (as defined in the Indenture), in each case, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including (a) any agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of Parent or the Borrowers or any other Persons as parties thereto) or refinancing the Commitments or all or any portion of the obligations of the Borrowers or the Guarantors under the Original Credit Agreement, (b) any New Credit Facility and (c) any other agreement that itself is a Credit Agreement hereunder and whether by the same or any other agent, lender, group of lenders or institutional investors and whether or not increasing the amount of indebtedness that may be incurred thereunder.
     “Credit Agreement Secured Obligations” means (a) all unpaid principal of and accrued and unpaid interest on all loans outstanding under the Original Credit Agreement, all amounts payable under any Letter of Credit issued pursuant to the Original Credit Agreement, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers and the Guarantors to the Senior Agent or any Senior Lender or to the issuer of Letters of Credit under the Original Credit Agreement, (b) all Banking Services Obligations owing to any Senior Lender or any affiliate of any Senior Lender, (c) all Swap Obligations owing to any Senior Lender or any affiliate of any Senior Lender, (d) all other amounts owing or due under the terms of any Credit Agreement or any other Senior Credit Document, including any and all amounts payable under or in respect of the Senior Credit Documents, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, including principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, and all other amounts payable thereunder or in respect thereof, and (e) all amounts accruing in respect of any of the obligations or other amounts described in clauses (a) – (d) above on or after the commencement of any Insolvency Proceeding relating to Parent, any Borrower, any Guarantor or any other Person irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any such Insolvency Proceeding.
     “Deposit Account” has the meaning assigned to such term in Article 9 of the UCC.
     “Discharge in Full of Credit Agreement Secured Obligations” means payment in full in cash (or in the case of Letters of Credit, Banking Services Obligations and Swap Obligations, the cash collateralization as required by the Senior Credit Documents) of all Credit Agreement Secured Obligations (other than Credit Agreement Secured Obligations consisting solely of contingent indemnification obligations under the Senior Credit Documents) after or concurrently with termination of all commitments to extend credit under any Credit Agreement.
     “Discharge of First Priority Credit Agreement Secured Obligations” means payment in full in cash (or in the case of Letters of Credit, Banking Services Obligations and Swap Obligations, the cash collateralization as required by the Senior Credit Documents) of Credit Agreement Secured Obligations

(other than Credit Agreement Secured Obligations consisting solely of contingent indemnification obligations under the Senior Credit Documents) in an aggregate amount up to but not exceeding the Maximum Priority Debt Amount, after or concurrently with termination of all commitments to extend credit under any Credit Agreement.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
     “Excess Credit Agreement Secured Obligations” means, at any time, the aggregate amount of Credit Agreement Secured Obligations at such time that exceed the Maximum Priority Debt Amount at such time.
     “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the applicable Uniform Commercial Code, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Senior Credit Documents, the Indenture Agreements, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests and including any right of recoupment or set-off) whether under the Senior Credit Documents, the Indenture Agreements, applicable law, in an Insolvency Proceeding or otherwise.
     “Gross Borrowing Base” shall mean , at any time, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owing to the Guarantors as of the end of most recent calendar month preceding such date, plus (b) 60% of the book value of all inventory owned by the Borrowers and the Guarantors as of the end of the most recent calendar month preceding such date.
     “Indenture Agreements” shall mean (a) the Indenture, the Notes, the Indenture Security Agreement, all other Note Documents (as defined in the Indenture Security Agreement), and all mortgages, other security agreements and Control Agreements made by Parent, any Borrower or any Guarantor in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Noteholders, as any such document may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with this Agreement, and (b) all other agreements, instruments and certificates executed and delivered in connection with any of the document described in clause (a) above, as any such agreement, instrument or certificate may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with this Agreement.

     “Indenture Secured Obligations” means (a) all indebtedness, obligations, liabilities and other amounts owing or due from Parent, the Borrowers or the Guarantors under or in respect of the Indenture, the Notes or any of the other Indenture Agreements, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of indemnities in respect thereof, indemnities, guarantees, and all other amounts payable thereunder or in respect thereof, and (b) all amounts accruing in respect of any of the indebtedness, obligations, liabilities and other amounts described in clause (a) above on or after the commencement of any Insolvency Proceeding relating to Parent, any Borrower, any Guarantor or any other Person irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any such Insolvency Proceeding.
     “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
     “Letter of Credit” means any letter of credit issued pursuant to a Credit Agreement.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; in each case, irrespective of whether (i) such lien, pledge, hypothecation, encumbrance, charge, security interest, other interest, option, call or other right is based on common law, applicable statutes, or contract, (ii) such lien, pledge, hypothecation, encumbrance, charge, security interest, other interest, option, call or other right is recorded or perfected, and (iii) such lien, pledge, hypothecation, encumbrance, charge, security interest, other interest, option, call or other right is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.
     “Lien Priority” means with respect to any Lien of the Senior Agent or the Collateral Agent in the Collateral, the order of priority of such Lien as specified in Section 2.01.
     “Loan Documents” means the Senior Credit Documents and the Indenture Agreements.
     “Maximum Priority Debt Amount” means, as of any date of determination, (a) the greater of (i) $65,000,000 minus the amount of all permanent reductions in revolving facility commitments made from and after the date hereof, all permanent repayments of term loans and any permanent cash collateralization of any Letters of Credit made from and after the date hereof under the effective Credit Agreement (but to be reinstated to the full $65,000,000 amount at the time of entering into any New Credit Facility) and (ii) the Gross Borrowing Base, plus (b) the aggregate amount of all Banking Services Obligations incurred by Parent, the Borrowers or the Guarantors in the ordinary course of business and owing to any Senior Lender, plus (c) all Swap Obligations incurred by Parent, the Borrowers or the Guarantors in the ordinary course of business and owing to any Senior Lender, plus (d) all interest, fees, disbursements, costs, expenses and indemnities payable under the Senior Credit Documents or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Parent, any Borrower, any Guarantor or any other Person irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any such Insolvency Proceeding.

     “New Credit Facility” means one or more debt facilities entered into by Parent, any Borrower or any of their Subsidiaries following or in connection with a Discharge in Full of Credit Agreement Secured Obligations under the then effective Credit Agreement, providing for revolving credit loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time; provided that such debt facility qualifies as a Credit Agreement (as defined in the Indenture).
     “Noteholders” means each of the holders of the Notes.
     “Party” means either the Senior Agent or the Collateral Agent, and “Parties” means both the Senior Agent and the Collateral Agent.
     “Payment Collateral” means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case composing a portion of the Collateral.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
     “Recovery” has the meaning set forth in Section 5.03.
     “Securities Account” has the meaning assigned to such term in Article 8 of the UCC.
     “Senior Agent” means (a) the Original Senior Agent, together with its successors, assigns and transferees, and (b) any Person designated as the “Administrative Agent” or the “Collateral Agent” under any New Credit Facility (provided that if two or more Persons shall be designated as “Administrative Agent” or “Collateral Agent” under any New Credit Facility, the “Senior Agent” shall mean the Person specified in the documents governing such New Credit Facility as being the “Senior Agent” under this Agreement; provided, that for purposes of this Agreement prior to the Collateral Agent’s receipt of written notice from the Senior Agent that either (i) the Original Credit Agreement has been terminated or (ii) another Person has succeeded to the rights and interests of the Original Senior Agent under the Original Credit Agreement, the Collateral Agent shall be entitled to deal only with the Original Senior Agent and until receipt of such written notice, the Collateral Agent shall not be liable for any such dealings (including the turning over of any Collateral or proceeds thereof to the Original Senior Agent at a time when any other “Agent” and not the Original Senior Agent was entitled thereto).
     “Senior Credit Documents” means (a) the Original Credit Agreement, the Senior Security Agreement, all other “Loan Documents” as such term is defined in the Original Credit Agreement, all Letter of Credit applications, all mortgages, deeds of trust, security agreements and other documents or agreements granting a Lien upon the Collateral as security for the payment of and all liabilities and obligations of the Borrowers or the Guarantors under the Original Credit Agreement, as any such document may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement, (b) any other Credit Agreement and all security, collateral, ancillary or other documents entered into in connection with or related to any agreement that is a Credit Agreement, as any such document may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement, and (c) all other agreements, instruments and certificates executed and delivered in connection with any of the agreements or other documents described in clauses (a) and (b) above, as any such document may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement.
     “Senior Lenders” means the lenders from time to time party to a Credit Agreement.
     “Standstill Notice” means a written notice from the Senior Agent to the Collateral Agent stating that an Event of Default has occurred under the Senior Credit Documents and stating that such written notice is a “Standstill Notice”.
     “Standstill Period” has the meaning set forth in Section 2.03.
     “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
     “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issuance or perfection of security interests.
     Section 1.03 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
ARTICLE II.
LIEN PRIORITY
     Section 2.01 Agreement to Subordinate. Notwithstanding the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Collateral Agent, the Trustee, or the Noteholders in respect of all or any portion of the Collateral or of any Liens granted to the Senior Agent or any Senior Lender in respect of all or any portion of the Collateral, or the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Senior Agent (or any

Senior Lender) or the Collateral Agent (or the Trustee or any Noteholder) in any Collateral or any provision of the applicable UCC, any other applicable law, the Indenture Agreements, the Senior Credit Documents or any other circumstance whatsoever, each of (i) the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders and (ii) the Senior Agent, on behalf of itself and the Senior Lenders, hereby agrees that:
          (a) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee, or any Noteholder that secures all or any portion of the Indenture Secured Obligations, shall in all respects be junior and subordinate to all Liens granted to the Senior Agent and the Senior Lenders in the Collateral to secure all or any portion of the Credit Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount;
          (b) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Senior Agent or any Senior Lender that secures all or any portion of the Credit Agreement Secured Obligations in excess of the Maximum Priority Debt Amount, shall in all respects be junior and subordinate to all Liens granted to the Collateral Agent, the Trustee or any Noteholder in the Collateral to secure all or any portion of the Indenture Secured Obligations;
          (c) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Senior Agent (or any Senior Lender) that secures all or any portion of the Credit Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount, shall in all respects be senior and prior to all Liens granted to the Collateral Agent (or the Trustee or any Noteholder) in the Collateral to secure all or any portion of the Indenture Secured Obligations; and
          (d) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Collateral Agent, the Trustee, or any Noteholder that secures all or any portion of the Indenture Secured Obligations, shall in all respects be senior and prior to all Liens granted to the Senior Agent and the Senior Lenders in the Collateral to secure all or any portion of the Credit Agreement Secured Obligations in excess of the Maximum Priority Debt Amount.
The Collateral Agent, for and on behalf of itself, the Trustee and the Noteholders, acknowledges and agrees that, concurrently herewith, the Senior Agent, for the benefit of itself and the Senior Lenders, has been granted Liens upon all of the Collateral in which the Collateral Agent has been granted Liens and the Collateral Agent hereby consents thereto. The Senior Agent acknowledges and agrees that the Collateral Agent, for the benefit of itself, the Trustee, and the Noteholders, has been granted Liens upon all of the Collateral and the Senior Agent hereby consents thereto. The subordination of Liens (up to the Maximum Priority Debt Amount) by the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders in favor of the Senior Agent and the Senior Lenders herein shall not be deemed to subordinate the Collateral Agent’s Liens to the Liens of any other Person. The subordination of Liens (in excess of the Maximum Priority Debt Amount) in favor of the Collateral Agent, for the benefit of itself, the Trustee and the Noteholders herein shall not be deemed to subordinate the Senior Agent’s Liens to the Liens of any other Person.
     Section 2.02 Waiver of Right to Contest Liens. The Collateral Agent agrees, on behalf of itself, the Trustee and the Noteholders, that it and they shall not (and hereby waives, on behalf of itself the Trustee and the Noteholders any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Senior Agent in respect of the Collateral. The Collateral Agent, for itself, the Trustee, and on behalf of the Noteholders, agrees that neither the Collateral Agent nor the Trustee will take any action that would hinder any exercise of remedies undertaken by the Senior Agent under the Senior Credit

Documents, including any public or private sale, lease, exchange, transfer, or other disposition of the Collateral, whether by foreclosure or otherwise. The Collateral Agent, for itself, the Trustee, and on behalf of the Noteholders, hereby waives any and all rights it, the Trustee, or the Noteholders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Senior Agent seeks to enforce the Liens in any portion of the Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the Credit Agreement Secured Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise). The Senior Agent, for itself and the Senior Lenders, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Collateral Agent in respect of the Collateral. Following the Discharge of First Priority Credit Agreement Secured Obligations, the Senior Agent, on behalf of itself and the Senior Lenders, agrees that it will not take any action that would hinder any exercise of remedies undertaken by the Collateral Agent, the Trustee, or any Noteholder under the Indenture Agreements, including any public or private sale, lease, exchange, transfer, or other disposition of the Collateral, whether by foreclosure or otherwise. Following the Discharge of First Priority Credit Agreement Secured Obligations, the Senior Agent, on behalf of itself and the Senior Lenders, hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Collateral Agent, the Trustee or any Noteholder seeks to enforce the Liens in any portion of the Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the Indenture Secured Obligations are avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise).
     Section 2.03 Remedies Standstill. At any time after the occurrence and during the continuation of an Event of Default under any of the Loan Documents, the Senior Agent may send a Standstill Notice to the Collateral Agent. The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that from and after the date of the Collateral Agent’s receipt of any Standstill Notice, none of the Collateral Agent, the Trustee or any Noteholder may Exercise Any Secured Creditor Remedies (other than its rights under Section 2.04(d)) unless and until (a) the Senior Agent has expressly waived or acknowledged the cure of the applicable Event of Default in writing or the Discharge of First Priority Credit Agreement Secured Obligations shall have occurred, or (b) 120 days shall have elapsed from the date of the Collateral Agent’s receipt of such Standstill Notice. From and after the earlier to occur of (i) the Collateral Agent’s receipt of such waiver or cure notice, or (ii) the elapsing of such 120th day period, any of the Collateral Agent, the Trustee, or any Noteholder may commence to Exercise Any Secured Creditor Remedies (subject to the provisions of this Agreement, including the immediately succeeding sentence, Section 4.02 hereof and except with respect to any such Collateral as to which the Senior Agent is diligently effecting the collection, foreclosure, sale or other realization upon or disposition of). NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, NONE OF THE COLLATERAL AGENT, THE TRUSTEE OR ANY NOTEHOLDER MAY EXERCISE ANY SECURED CREDITOR REMEDIES PRIOR TO THE DISCHARGE OF FIRST PRIORITY CREDIT AGREEMENT SECURED OBLIGATIONS (X) WITH RESPECT TO ANY ITEM OF COLLATERAL SO LONG AS SENIOR AGENT HAS COMMENCED AND IS DILIGENTLY PURSUING ITS EXERCISE OF SECURED CREDITOR REMEDIES IN RESPECT OF SUCH ITEMS OF COLLATERAL, AND (Y) WITHOUT FIRST PROVIDING SENIOR AGENT AT LEAST FIVE (5) BUSINESS DAYS’ PRIOR WRITTEN NOTICE. The Senior Agent may only send three (3) Standstill Notices following the date hereof (it being understood and agreed as clarification to the foregoing that no more than three (3) Standstill Notices may be provided whether delivered hereunder or under any corresponding provision of any other agreement similar hereto that may be delivered pursuant to Section 7.17 hereof) and no more than one (1) Standstill Notice may be given by the Senior Agent in any consecutive 365-day period. The time period during which the Collateral Agent is not permitted to

Exercise Any Secured Creditor Remedies under this section is referred to herein as the “Standstill Period”.
     Section 2.04 Exercise of Rights.
          (a) No Other Restrictions. Except as expressly set forth in this Agreement, each of the Collateral Agent, the Trustee, the Noteholders, the Senior Agent and the Senior Lenders shall have any and all rights and remedies it may have as a creditor under applicable law, including the rights to exercise all rights and remedies in foreclosure or otherwise with respect to any of the Collateral; provided, however, that any such exercise by the Collateral Agent, the Trustee or the Noteholders, and any collection or sale of all or any portion of the Collateral by the Collateral Agent, the Trustee or the Noteholders, shall be subject to the Liens of the Senior Agent on the Collateral to the extent provided in Section 2.01 and to the provisions of this Agreement including Section 4.02 hereof. In exercising rights and remedies with respect to the Collateral, the Senior Agent may enforce the provisions of the Senior Credit Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law or any agreement; provided, that the Senior Agent agrees to provide copies of any notices that it is required under applicable law to deliver to Parent, any Borrower or any Guarantor to the Collateral Agent; provided further, that the failure to provide any such copies to the Collateral Agent shall not impair any of the Senior Agent’s rights hereunder. In exercising rights and remedies with respect to the Collateral, the Collateral Agent may enforce the provisions of the Indenture Agreements and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law or any agreement; provided, that the Collateral Agent agrees to provide copies of any notices that it is required under applicable law to deliver to Parent, any Borrower or any Guarantor to the Senior Agent until the Discharge in Full of Credit Agreement Secured Obligations has occurred; provided further, that the failure to provide any such copies to the Senior Agent shall not impair any of the Collateral Agent’s rights hereunder.
          (b) Release of Liens.
          (i) In the event of any such private or public sale by the Senior Agent or its designee, the Collateral Agent agrees, on behalf of itself, the Trustee, and the Noteholders, that, until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, such sale will be free and clear of the Liens securing the Indenture Secured Obligations and, if the sale or other disposition includes the Equity Interests in any Borrower or any Guarantor, agrees to release the entities whose Equity Interests are sold from all Indenture Secured Obligations so long as the Senior Agent and the Senior Lenders also release the entities whose Equity Interests are sold from all Credit Agreement Secured Obligations. In furtherance thereof, the Collateral Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the Senior Agent in connection therewith, so long as the proceeds from such sale or other disposition of the Collateral are applied in accordance with the terms of this Agreement.
          (ii) If and to the extent that the Senior Agent or its designee releases any of its Liens on any Collateral in connection with the sale, lease, exchange, transfer or other disposition of the Collateral in accordance with the terms of this Agreement, until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, the Liens, if any, of the Collateral Agent, for itself and for the benefit of the Trustee and the Noteholders, on such

Collateral shall be automatically, unconditionally and simultaneously released and the Collateral Agent, for itself and for each of the Trustee and the Noteholders, promptly shall execute and deliver to the Senior Agent such termination statements, releases and other documents as the Senior Agent may request to effectively confirm such release in respect of such payments. Notwithstanding the foregoing, the obligation of the Collateral Agent to release its Lien on such Collateral shall arise only if such sale, lease, exchange, transfer or other disposition of the Collateral is effected in connection with an exercise of remedies or is permitted by (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by) the Senior Credit Documents and the terms hereof.
          (iii) In the event of any private or public sale by the Collateral Agent permitted by the terms of this Agreement following the Discharge of First Priority Credit Agreement Secured Obligations, the Senior Agent agrees, on behalf of itself and the Senior Lenders, that such sale will be free and clear of the Liens securing the Credit Agreement Secured Obligations and, if the sale or other disposition includes the Equity Interests in any Borrower or any Guarantor, agrees to release the entities whose Equity Interests are sold from all Credit Agreement Secured Obligations so long as the Collateral Agent, the Trustee and the Noteholders also release the entities whose Equity Interests are sold from all Indenture Secured Obligations. In furtherance thereof, the Senior Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the Collateral Agent in connection therewith, so long as the proceeds from such sale or other disposition of the Collateral are applied in accordance with the terms of this Agreement.
          (iv) If and to the extent that the Collateral Agent or its designee releases any of its Liens on any Collateral in connection with the sale, lease, exchange, transfer or other disposition of the Collateral in accordance with the terms of this Agreement following the Discharge of First Priority Credit Agreement Secured Obligations, the Liens, if any, of the Senior Agent, for itself or for the benefit of the Senior Lenders, on such Collateral shall be automatically, unconditionally and simultaneously released and the Senior Agent, for itself and for the Senior Lenders, promptly shall execute and deliver to the Collateral Agent such termination statements, releases and other documents as the Collateral Agent may request to effectively confirm such release in respect of such payments. Notwithstanding the foregoing, the obligation of the Senior Agent to release its Lien on such Collateral shall arise only if such sale, lease, exchange, transfer or other disposition of the Collateral is effected in connection with an exercise of remedies or is permitted by (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by) the Indenture Agreements and the terms hereof.
          (c) Except as provided in Section 3.01, the Collateral Agent, the Trustee and the Noteholders may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding or to join or participate in, any action or proceeding or other activity described in Section 3.01; provided, however, that exercise of any such right by the Collateral Agent shall be subject to all of the terms and conditions of this Agreement, including the obligation to turn over Collateral and Proceeds to the Senior Agent for application to the Credit Agreement Secured Obligations as provided in Section 4.02.
          (d) The Collateral Agent may make such demands or file such claims in respect of the Indenture Secured Obligations as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure (including, without limitation, the filing of any proofs of claim in any Insolvency Proceeding), but except as provided in this Section 2.04 or otherwise in this Agreement, the Collateral Agent shall not take any actions restricted by this Agreement until the Discharge of First Priority Credit Agreement Secured Obligations shall have occurred.
          (e) Following the Discharge of First Priority Credit Agreement Secured Obligations, the other provisions of this Section 2.04 shall apply to the Collateral Agent, for the benefit of itself, the Trustee and the Noteholders as if it were the Senior Agent and the Senior Agent was the Collateral Agent, mutatis mutandis.
     Section 2.05 Insurance. The parties acknowledge that at the time of execution of this Agreement the Senior Agent shall be named as loss payee and/or mortgagee under all insurance policies of Parent, the Borrowers and the Guarantors insuring the Collateral. The parties agree that following the execution of this Agreement, the Collateral Agent may seek to be named as subordinate loss payee and/or subordinate mortgagee on all such insurance policies; provided that until the Discharge of First Priority Credit Agreement Secured Obligations has occurred (i) all such certificates and endorsements to such insurance policies that name the Collateral Agent as loss payee or mortgage shall include a legend or statement indicating that (x) the rights of the Collateral Agent to receive amounts payable under such policies are subordinate and junior to the rights of the Senior Agent to the extent set forth herein and (y) the Senior Agent shall have the exclusive right to the extent set forth herein to provide instructions to each insurer under each such policy, and (ii) the Collateral Agent shall, or shall cause the Borrowers to, provide the Senior Agent with copies of all such certificates and endorsements to such insurance policies that name the Collateral Agent as loss payee or mortgagee. Until such time as the Collateral Agent shall have obtained certificates and endorsements to all such insurance policies that name the Collateral Agent as subordinate loss payee and/or subordinate mortgagee, the Senior Agent agrees that the designation of the Senior Agent as loss payee and/or mortgagee on all such policies shall be as agent for both the holders of the Credit Agreement Secured Obligations and the Indenture Secured Obligations. Until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, subject to the terms of the Senior Credit Documents, the Senior Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, and subject to the terms of the Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) with respect to the Collateral shall be paid to the Senior Agent and shall be disbursed by the Senior Agent as follows: first, unless an Event of Default shall have occurred and be continuing under the Loan Documents or unless otherwise provided in the Loan Documents, to Parent, Borrowers and Guarantors; second, if an Event of Default shall have occurred and be continuing under the Loan Documents or if otherwise required by the Loan Documents, in accordance with the provisions of Section 4.02(c) of this Agreement; and third, to the extent no Indenture Secured Obligations or Credit Agreement Secured Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, if the Collateral Agent or any holder of Indenture Secured Obligations shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, the Collateral Agent or such holder of Indenture Secured Obligations shall segregate and hold in trust and forthwith pay such proceeds over to the Senior Agent in accordance with the terms of this Agreement.
     Section 2.06 Collateral Access Agreements.
          (a) The Senior Agent and the Collateral Agent hereby acknowledge and agree that any collateral access agreement, landlord waiver or other similar agreement (any such access agreement, waiver or other agreement, a “Collateral Access Agreement”) by and among the Senior

Agent, the Collateral Agent, Parent, any Borrower, any Guarantor and any landlord or warehouse operator where any Collateral is stored or located or any other bailee, consignee or other similar Person in possession of any Collateral (any such bailee, consignee or other Person, a “Bailee”), shall be for the benefit of both (x) the Senior Agent and the Senior Lenders, and (y) the Collateral Agent, the Trustee and the Noteholders. Unless and until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, the Senior Agent (as agent for both the holders of the Credit Agreement Secured Obligations and the holders of the Indenture Secured Obligations) shall have the sole and exclusive right to contact, provide instructions, and deliver notices to, all landlords, warehouse operators and Bailees, to exercise rights under Collateral Access Agreements, and to take possession of any Collateral in the possession of any landlord, warehouse operator or Bailee. Following the Discharge of First Priority Credit Agreement Secured Obligations, at the request of the Collateral Agent, the Senior Agent shall (i) assign to the Collateral Agent all rights of the Senior Agent under all Collateral Access Agreements and (ii) use commercially reasonable efforts to notify all landlords, warehouse operators and Bailees that the Senior Agent has assigned its rights to the Collateral Agent and that such landlords, warehouse operators and Bailees shall follow all notices and instructions provided by the Collateral Agent with respect to any and all Collateral in their possession (a “Notice of Assignment”).
          (b) Following the Discharge of First Priority Credit Agreement Secured Obligations and until such time as the Collateral Agent shall have either (i) received an acknowledgement from the landlords, warehouse operators and Bailees party to Collateral Access Agreements of receipt of a Notice of Assignment or (ii) entered into new Collateral Access Agreements with all applicable landlords, warehouse operators and Bailees, the Senior Agent agrees to continue to act as the agent for the Collateral Agent, the Trustee and the Noteholders, and to follow all instructions provided to the Senior Agent by the Collateral Agent with respect to the Collateral in the possession of landlords, warehouse operators and Bailees; provided that, the Senior Agent shall not be obligated to take any action that is, in its reasonable opinion, contrary to any applicable law, rule or regulation, the terms of this Agreement or the terms of any Loan Document. Following the Discharge of First Priority Credit Agreement Secured Obligations, the Collateral Agent (to the extent that the Collateral Agent, in turn, is entitled to enforce a right of reimbursement or indemnification against the Parent, Borrower or Guarantors pursuant to any of the Indenture Agreements), for and on behalf of itself, the Trustee and the Noteholders, agrees to indemnify Senior Agent and its officers, directors, agents and employees for and against all claims, liabilities, and expenses arising out of any action taken by Senior Agent with respect to Collateral in the possession of a landlord, warehouse operator or Bailee at the request or in accordance with the instructions of the Collateral Agent, except to the extent the claims, liabilities, or expenses are determined by a court of competent jurisdiction in a final judgment to have resulted from the gross negligence or willful misconduct of the Senior Agent or its officers, directors, agents or employees.
ARTICLE III.
ACTIONS OF THE PARTIES
     Section 3.01 Limitation on Certain Actions.
          (a) Notwithstanding any other provision hereof, during any Standstill Period prior to the date that the Discharge of First Priority Credit Agreement Secured Obligations occurs, the Collateral Agent will not:
          (i) commence receivership or foreclosure proceedings against Parent, any Borrower, any Guarantor, or any Collateral;

          (ii) make demands or file claims in respect of the Indenture Secured Obligations except as permitted under Section 2.04(d) hereof;
          (iii) sell, collect, transfer or dispose of any Collateral or Proceeds; or
          (iv) notify third party account debtors to make payment directly to it or any of its agents or other Persons acting on its behalf.
The Collateral Agent, for and on behalf of the Collateral Agent, the Trustee and the Noteholders, agrees that the Collateral Agent shall not take any action that would hinder any exercise of remedies under the Senior Credit Documents (except as is permitted hereunder) or is otherwise prohibited hereunder.
          (b) Notwithstanding any other provision hereof, following the date that the Discharge of First Priority Credit Agreement Secured Obligations has occurred, the Senior Agent will not:
          (i) commence receivership or foreclosure proceedings against Parent, any Borrower, any Guarantor, or any Collateral; or
          (ii) notify third party account debtors to make payment directly to it or any of its agents or other Persons acting on its behalf.
     Section 3.02 Agent for Perfection. Each of the Senior Agent, on behalf of itself and the Senior Lenders, and the Collateral Agent, for and on behalf of itself, the Trustee, and each Noteholder, as applicable, agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in its respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either, as applicable) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 3.02. None of the Senior Agent, the Senior Lenders, the Collateral Agent, the Trustee, or the Noteholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by Parent, any Borrower, any Guarantor or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the Senior Agent and the Collateral Agent under this Section 3.02 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other for purposes of perfecting the Lien held by the Collateral Agent or the Senior Agent, as applicable. The Senior Agent is not and shall not be deemed to be a fiduciary of any kind for the Collateral Agent, the Trustee, the Noteholders or any other Person. The Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for the Senior Agent, any Senior Lender or any other Person. In the event that (a) any of the Collateral Agent, the Trustee, or any Noteholder receives any Proceeds or Collateral in contravention of the Lien Priority, or (b) the Senior Agent or any Senior Lender receives any Proceeds or Collateral in contravention of the Lien Priority, it shall promptly pay over such Proceeds or Collateral to (i) in the case of clause (a), the Senior Agent, or (ii) in the case of clause (b), the Collateral Agent, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.02 of this Agreement.
ARTICLE IV.
NOTICES AND APPLICATION OF PROCEEDS
     Section 4.01 Notices of Exercise. Concurrently with any exercise by the Collateral Agent of any of its rights and remedies under the Indenture Agreements following the occurrence of any default under the Indenture Agreements, the Collateral Agent shall give notice of such exercise to the Senior Agent and shall only exercise such rights or remedies in a manner consistent with the terms of this Agreement. Concurrently with any exercise by the Senior Agent of any of its rights and remedies under the Senior Credit Documents following the occurrence of any default under the Senior Credit Documents, the Senior Agent shall give notice of such exercise to the Collateral Agent and shall only exercise such rights or remedies in a manner consistent with the terms of this Agreement.
     Section 4.02 Application of Proceeds.
          (a) Revolving Nature of Credit Agreement Secured Obligations. As long as the Senior Agent is not exercising any of its remedies as a secured creditor under the Senior Credit Documents and including during any Standstill Period, the Senior Agent may apply any and all of the proceeds of the Collateral consisting of accounts receivable, other rights to payment or Cash Collateral in accordance with the provisions of the Senior Credit Documents, subject to the provisions of this Agreement, including Sections 3.02 and 4.02 hereof. The Collateral Agent, for and on behalf of itself, the Trustee, and the Noteholders, expressly acknowledges and agrees that (a) any such application of the proceeds of accounts receivable, other rights to payment or Cash Collateral or the release of any Lien by the Senior Agent upon any portion of the Collateral in connection with any sale or other disposition of assets by the Borrowers or the Guarantors that is permitted under the terms of the Senior Credit Documents shall not be considered to be the exercise of remedies under this Agreement; and (b) all Proceeds of Cash Collateral received by the Senior Agent in connection therewith may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, as Credit Agreement Secured Obligations without reducing the Maximum Priority Debt Amount. The Collateral Agent, for and on behalf of itself, the Trustee and the Noteholders, further acknowledges that the Credit Agreement Secured Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Credit Agreement Secured Obligations may be modified, extended or amended from time to time (subject to Section 5.02(a)), and that the aggregate amount of the Credit Agreement Secured Obligations may be increased, replaced or refinanced from time to time, subject to the Maximum Priority Debt Amount. The lien priorities provided in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the Credit Agreement Secured Obligations.
          (b) Turnover of Cash Collateral After Payment. Upon the Discharge in Full of Credit Agreement Secured Obligations, the Senior Agent shall deliver to the Collateral Agent or execute such documents as the Collateral Agent may reasonably request to cause the Collateral Agent to have control over any Cash Collateral or Control Collateral still in the Senior Agent’s or its designee’s possession, custody or control in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Collateral Agent to the Indenture Secured Obligations. Proceeds of any exercise by the Senior Agent or the Collateral Agent, as applicable, of any of their respective secured creditor rights or remedies under any of the Loan Documents, under applicable law, or otherwise with respect to any Collateral or Proceeds, shall be applied as provided in Section 4.02(c) below.
          (c) Application of Proceeds. The Senior Agent and the Collateral Agent hereby agree that all Collateral and all Proceeds received by either of them upon the Exercise Of Secured Creditor Remedies shall be applied as follows:
          first, to the payment of costs and expenses of the Senior Agent or the Collateral Agent, as applicable, in connection with such exercise;

          second, to the payment of the Credit Agreement Secured Obligations up to (but not in excess of) the Maximum Priority Debt Amount;
          third, to the payment of the Indenture Secured Obligations; and
          fourth, to the payment of any Excess Credit Agreement Secured Obligations.
In exercising remedies, whether as a secured creditor or otherwise, the Senior Agent shall have no obligation or liability to the Collateral Agent, the Trustee, or to any Noteholder and the Collateral Agent shall have no obligation or liability to the Senior Agent or any Senior Lender regarding the adequacy of any Proceeds or for any action or omission save and except solely an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement.
     Section 4.03 Specific Performance. Each of the Senior Agent and the Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not Parent, any Borrower or any Guarantor shall have complied with any of the provisions of any of the Loan Documents, at any time when the other shall have failed to comply with any of the provisions of this Agreement applicable to it; provided, however, the remedy of specific performance shall not be available, and the asserting party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each of the Senior Agent and the Collateral Agent hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.
ARTICLE V.
INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS
     Section 5.01 Notice of Acceptance and Other Waivers.
          (a) All Credit Agreement Secured Obligations at any time made or incurred by Parent, any Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby waives (i) notice of acceptance, or proof of reliance, by the Senior Agent of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Credit Agreement Secured Obligations. Neither the Senior Agent, nor any Senior Lender, nor any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so (other than in the case of gross negligence or willful misconduct on the part of the Senior Agent or such Senior Lender, as determined by a court of competent jurisdiction) or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof. If the Senior Agent honors (or fails to honor) a request by a Borrower for an extension of credit pursuant to the Credit Agreement or any of the Senior Credit Documents, whether the Senior Agent has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Indenture or any Indenture Agreement or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Senior Agent otherwise should exercise any of its contractual rights or remedies under the Senior Credit Documents (subject to the express terms and conditions hereof), the Senior Agent shall not have any liability whatsoever to the Collateral Agent, the Trustee or any Noteholder as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Senior Agent will be entitled to manage and supervise its loans and extensions of credit under the Credit Agreement and other Senior Credit Documents as the Senior Agent may, in its sole discretion, deem appropriate, and the Senior Agent may manage its loans and extensions of credit without regard to any rights or interests that the Collateral Agent, the Trustee, or any of the Noteholders have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that the Senior Agent shall not incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Senior Credit Documents conducted in accordance with mandatory provisions of applicable law.
          (b) None of the Collateral Agent, the Trustee, or any of the Noteholders nor any of their affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement. If the Collateral Agent, the Trustee, or any of the Noteholders should exercise any of their contractual rights or remedies under the Indenture Agreements (subject to the express terms and conditions hereof), none of the Collateral Agent, the Trustee, or any of the Noteholders shall have any liability whatsoever to the Senior Agent as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Collateral Agent, the Trustee, and the Noteholders will be entitled to manage and supervise the Indenture Agreements as they may, in their sole discretion, deem appropriate, subject to the terms of this Agreement. Subject to Section 2.03, the Senior Agent agrees that none of the Collateral Agent, the Trustee, or the Noteholders shall incur any liability as a result of a sale, lease, license, or other disposition of the Collateral, or any part thereof, pursuant to the Indenture Agreements conducted in accordance with mandatory provisions of applicable law.
     Section 5.02 Modifications to Senior Credit Documents and Indenture Agreements.
          (a) The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, hereby agrees that, without affecting the obligations of the Collateral Agent, the Trustee and the Noteholders hereunder, the Senior Agent, on behalf of itself and the Senior Lenders, may, at any time and from time to time, in its sole discretion without the consent of or notice to the Collateral Agent, the Trustee or any Noteholder (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Collateral Agent, the Trustee or any Noteholder or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Credit Agreement or any of the Senior Credit Documents (except as otherwise provided herein) in any manner whatsoever, including, to
          (i) change the manner, place, time, or terms of payment or renew or alter, all or any of the Credit Agreement Secured Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Credit Agreement Secured Obligations or any of the Senior Credit Documents,
          (ii) retain or obtain a Lien on any property of any Person to secure any of the Credit Agreement Secured Obligations, and in that connection to enter into any additional Senior Credit Documents,
          (iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Credit Agreement Secured Obligations,

          (iv) release its Lien on any Collateral or other property,
          (v) exercise or refrain from exercising any rights against Parent, any Borrower, any Guarantor or any other Person,
          (vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Credit Agreement Secured Obligations, and
          (vii) otherwise manage and supervise the Credit Agreement Secured Obligations as the Senior Agent shall deem appropriate;
provided, however, that unless the Collateral Agent, on behalf of itself, the Trustee and the Noteholders agrees in advance in writing, no such amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring, or other modification of the Credit Agreement or any of the Senior Credit Documents shall:
          (A) subject Parent, the Borrowers or the Guarantors to any prohibition or limitation on the making of (x) scheduled payments of interest (including default interest, if applicable) in respect of the Indenture Secured Obligations as required under the Indenture Agreements or (y) indemnification payments provided for under the Indenture Agreements, in each case that are more restrictive to Parent, the Borrowers or the Guarantors than those set forth in the Senior Credit Documents (as in effect on the date hereof);
          (B) contravene the provisions of this Agreement or impose any limitation or restriction as contemplated by Section 5.02(d) below
          (b) The Senior Agent, on behalf of itself and the Senior Lenders, hereby agrees that Collateral Agent, on behalf of itself, the Trustee, and the Noteholders may, at any time and from time to time, in its sole discretion without the consent of or notice to the Senior Agent (except to the extent any such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the Senior Agent or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Indenture Agreements in any manner whatsoever, provided, however, that unless the Senior Agent otherwise agrees in advance in writing, no such amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring, or other modification of the Indenture Agreements shall:
          (i) provide for the Collateral Agent, the Trustee or any Noteholder to obtain a Lien on any assets of Parent, any Borrower or any Guarantor not constituting Collateral unless (A) the Senior Agent also obtains a Lien on such assets either before or at the same time as the Collateral Agent, the Trustee or such Noteholder or (B) the Senior Agent declines in a writing to Collateral Agent to obtain a Lien on such assets;
          (ii) subject Parent, the Borrowers or the Guarantors to any prohibition or limitation on the making of any payments of principal, interest, fees or other amounts in respect of the Credit Agreement Secured Obligations as and when the same shall be due under the Senior Credit Documents;
          (iii) change (to earlier dates) any dates upon which payments of principal shall be due under the Indenture Agreements; or

          (iv) contravene the provisions of this Agreement.
          (c) Notwithstanding anything to the contrary herein, this Section 5.02 shall not be construed to constitute a waiver by the Collateral Agent, the Trustee, or any Noteholder of any provision of the Indenture.
          (d) To the extent the Senior Agent obtains a Lien on any assets of Parent, any Borrower or any Guarantor not constituting Collateral, nothing herein shall be deemed to limit or restrict the right of the Collateral Agent to seek a Lien on such assets on the same basis as the Lien Priority.
     Section 5.03 Reinstatement and Continuation of Agreement.
          (a) If the Senior Agent is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Parent, any Borrower, any Guarantor or any other Person any amount (a “Recovery”), then the Credit Agreement Secured Obligations shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of the Collateral Agent, the Trustee, the Senior Agent, the Senior Lenders, and the Noteholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against Parent, any Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of Parent, any Borrower or any Guarantor in respect of the Credit Agreement Secured Obligations. No priority or right of the Senior Agent shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of Parent, any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of the Credit Agreement, the Indenture or any of the other Loan Documents, regardless of any knowledge thereof which the Senior Agent may have.
          (b) If the Collateral Agent, the Trustee, or any Noteholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Parent, any Borrower, any Guarantor or any other Person a Recovery, then the Indenture Secured Obligations shall be reinstated to the extent of such Recovery. No priority or right of the Collateral Agent, the Trustee, or any Noteholder shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of Parent, any Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of the Credit Agreement, the Indenture or any of the other Indenture Agreements, regardless of any knowledge thereof which the Collateral Agent, the Trustee, or any Noteholder may have.
     Section 5.04 New Credit Facility. If at any time Parent, any Borrower or any Subsidiaries of Parent or any Borrower enters into a New Credit Facility in connection with a Discharge in Full of Credit Agreement Secured Obligations under the Original Credit Agreement, this Agreement shall be reinstated in full force and effect, and any prior termination thereof, if any, as a result of a prior Discharge in Full of Credit Agreement Secured Obligations, shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto (including the lender providing the New Credit Facility) from such date of reinstatement; provided that in connection with any New Credit Facility, the Company and the lender providing such New Credit Facility or its designee shall execute and deliver to the Collateral Agent an acknowledgment, in substantially the form of Annex A. It is hereby agreed that the entering into of any new Credit Agreement would not constitute an amendment, modification or supplement to any of the Indenture Agreements.
ARTICLE VI.
INSOLVENCY PROCEEDINGS
     Section 6.01 DIP Financing. If Parent, any Borrower or any Guarantor shall be subject to any Insolvency Proceeding and the Senior Agent shall desire, prior to the Discharge of First Priority Credit Agreement Secured Obligations, to permit the use of cash collateral or to permit Parent, any Borrower or any Guarantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision under the law applicable to any Insolvency Proceeding (“DIP Financing”) to be secured by all or any portion of the Collateral, then the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that it will raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection with its or their interest in any such Collateral except to the extent specified in this Section 6.01. To the extent the Liens securing the Credit Agreement Secured Obligations are subordinated or pari passu with such DIP Financing, the Collateral Agent, for and on behalf of itself, the Trustee, and the Noteholders, hereby agrees that the Collateral Agent’s Liens in the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto and any “carve-out” for professional fees and expenses and United States Trustee fees agreed to by the Senior Agent) upon the terms and conditions specified in this Agreement. Until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral and will not provide or offer to provide any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Credit Agreement Secured Obligations, in each case unless the Senior Agent otherwise has provided its express written consent.
     Section 6.02 No Contest. The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that, prior to the Discharge of First Priority Credit Agreement Secured Obligations, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Agent for adequate protection, or (b) any objection by the Senior Agent to any motion, relief, action, or proceeding based on Senior Agent claiming that their interests in the Collateral are not adequately protected or any other similar request under any law applicable to an Insolvency Proceeding. Notwithstanding the foregoing, in any Insolvency Proceeding, if the Senior Agent is granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar law applicable to any Insolvency Proceeding, then the Collateral Agent, on behalf of itself, the Trustee, or any of the Noteholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien hereby is and shall be deemed to be subordinated to the Liens securing the Credit Agreement Secured Obligations on the same basis as the Lien Priority up to (but not in excess of) the sum of (i) the Maximum Priority Debt Amount and (ii) the amount of such DIP Financing (and all obligations relating thereto and any “carve-out” for professional fees and expenses and United States Trustee fees agreed to by the Senior Agent). In the event the Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of Liens in respect of additional collateral, then the Collateral Agent, on behalf of itself, the Trustee, and each of the Noteholders, agrees that the Senior Agent also shall be granted a senior Lien on such additional collateral as security for the Credit Agreement Secured Obligations (and for any such DIP Financing) and that any Lien on such additional collateral securing the Indenture Secured Obligations shall be subordinated to the Liens in respect of such additional collateral securing the Credit Agreement Secured Obligations and any such DIP Financing and any other Liens granted to the Senior Agent as adequate protection on the same basis as the other Liens securing the Indenture Secured Obligations are subordinated to the Credit Agreement Secured Obligations under this Agreement up to the sum of (i) the Maximum Priority Debt Amount and (ii) the amount of such DIP Financing (and all obligations related thereto and any “carve-out” for professional fees and expenses and United States Trustee fees agreed to by the Senior Agent). Nothing contained herein shall prohibit or in any way limit the Senior Agent, prior to the Discharge of First Priority Credit Agreement Secured Obligations, from objecting in any Insolvency Proceeding or otherwise to any action taken by the Collateral Agent, the Trustee or any of the Noteholders, including the seeking by the Collateral Agent, the Trustee or any Noteholder of adequate protection or the asserting by the Collateral Agent, the Trustee or any Noteholder of any of its rights and remedies under the Indenture Agreements or otherwise.
     Section 6.03 Asset Sales. Until the Discharge of First Priority Credit Agreement Secured Obligations has occurred, the Collateral Agent agrees, on behalf of itself, the Trustee, and the Noteholders, that it will not oppose any sale consented to by the Senior Agent of Collateral pursuant to Section 363 or 365 of Title 11 of the United States Code (or any similar provision in any other applicable Bankruptcy Law) so long as (i) if the proceeds of such sale are retained by the Senior Agent, the Senior Agent agrees to apply such proceeds in accordance with this Agreement or (ii) if the Senior Agent agrees to permit any portion of such proceeds to be retained by Parent, the Borrowers or the Guarantors to be used as cash collateral, the Parent, the Borrowers or the Guarantors use such portion of such proceeds as cash collateral in accordance with the agreement of the Senior Agent, subject to the rights of the Collateral Agent, the Trustee and the Noteholders to seek or request adequate protection in accordance with the provisions of Section 6.02.
     Section 6.04 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510 of Title 11 of the United States Code. The Collateral Agent, on behalf of itself, the Trustee, and the Noteholders, agrees that all distributions that the Collateral Agent, the Trustee, or any Noteholder receives in any Insolvency Proceeding on account of the Collateral or Proceeds shall be held in trust by such Person and turned over to the Senior Agent, on behalf of itself and the Senior Lenders, for application in accordance with Section 4.02 of this Agreement. To the extent that any amounts received by the Collateral Agent, the Trustee, or any Noteholder are paid over in connection with this provision, the obligations owed by Parent, any Borrower or any Guarantor to such Person will be deemed to be reinstated to the extent of the amounts so paid over.
ARTICLE VII.
MISCELLANEOUS
     Section 7.01 Rights of Subrogation. The Collateral Agent agrees that no payment or distribution to the Senior Agent pursuant to the provisions of this Agreement shall entitle the Collateral Agent, the Trustee, or any Noteholder to exercise any rights of subrogation in respect thereof until the Discharge of First Priority Credit Agreement Secured Obligations shall have occurred. Following the Discharge of First Priority Credit Agreement Secured Obligations, the Senior Agent agrees to execute such documents, agreements, and instruments as the Collateral Agent, the Trustee or any Noteholder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Credit Agreement Secured Obligations resulting from payments or distributions to the Senior Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Senior Agent are paid by such Person upon request for payment thereof.
     Section 7.02 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent or the Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.02 to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.02.
     Section 7.03 Representations. The Original Senior Agent represents and warrants to the Collateral Agent that it has the requisite power and authority under the Original Credit Agreement to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Senior Lenders. The Collateral Agent represents and warrants that it has the requisite power and authority under the Indenture to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself, the Trustee, and the Noteholders.
     Section 7.04 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Collateral Agent and the Senior Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     Section 7.05 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and, if to the Collateral Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:
The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, California 90017
Attention: Corporate Trust Department/Altra Industrial Motion, Inc.
Telephone: 213-630-6176
Facsimile: 213-630-6298
With a copy to:
Emmet, Marvin & Martin, LLP
120 Broadway 32nd Floor
New York, NY 10271
Attention: Patrick A. McCartney
Tel: 212-238-3030
Facsimile: 212-238-3100
if to the Senior Agent, mailed, sent or delivered thereto, addressed to it as follows:
JPMorgan Chase Bank, N.A.
270 Park Avenue, 44th Floor
Mail Code: NY1-K855
New York, NY 10017
Attention: Altra Portfolio Manager
Facsimile: 646-534-2274

With a copy to:
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199
Attention: David L. Ruediger, Esq.
Facsimile: 617-227-4420
If to Parent or Administrative Borrower, mailed, sent or delivered thereto, addressed to it as follows:
Altra Industrial Motion, Inc.
300 Granite Street, Suite 201
Braintree, MA 02184
Attention: Chief Financial Officer
Facsimile: 781-843-0709
With a copies to:
Holland and Knight LLP
701 Brickell Avenue, Suite 3000
Miami, FL 33131
Attention: Douglas F. Darbut, Esq.
Facsimile: 305-789-7799
or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.05. All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.
     Section 7.06 No Waiver, Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 7.07 Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Discharge in Full of Credit Agreement Secured Obligations shall have occurred and the Indenture Secured Obligations shall have been paid in full, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Senior Agent or any Senior Lender, or the Collateral Agent, the Trustee, or any Noteholder may assign or otherwise transfer all or any portion of the Credit Agreement Secured Obligations or the Indenture Secured Obligations, as applicable, to any other Person (other than Parent, any Borrower, any Guarantor or any Affiliate of Parent, any Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the Senior Agent or any Senior Lender, or the Collateral Agent, the Trustee, or any Noteholder, as the case may be, herein or otherwise.
     Section 7.08 Information Concerning Financial Condition.

          (a) The Collateral Agent hereby assumes responsibility for keeping itself informed of the financial condition of Parent, the Borrowers and Guarantors and of all other circumstances bearing upon the risk of nonpayment of the Indenture Secured Obligations, and agrees that the Senior Agent has and shall have no duty to advise the Collateral Agent of information known to the Senior Agent regarding such condition or any such circumstances. In the event the Senior Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Collateral Agent, the Senior Agent shall be under no obligation (i) to provide any such information to the Collateral Agent on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, the Senior Agent wishes to maintain confidential. The Collateral Agent acknowledges and agrees that the Senior Agent has made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Credit Agreement Secured Obligations or any liens or security interests held in connection therewith.
          (b) The Senior Agent hereby assumes responsibility for keeping itself informed of the financial condition of Parent, the Borrowers and Guarantors and of all other circumstances bearing upon the risk of nonpayment of the Credit Agreement Secured Obligations, and agrees that the Collateral Agent has and shall have no duty to advise the Senior Agent of information known to the Collateral Agent regarding such condition or any such circumstances. In the event the Collateral Agent, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the Senior Agent, the Collateral Agent shall be under no obligation (i) to provide any such information to the Senior Agent on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, the Collateral Agent wishes to maintain confidential. The Senior Agent acknowledges and agrees that the Collateral Agent has made no warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Indenture Secured Obligations or any liens or security interests held in connection therewith.
     Section 7.09 Governing Law: Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by applicable federal law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.
     Section 7.10 Counterparts. This Agreement maybe executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.
     Section 7.11 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their permitted assignees). No other Person (including Parent, any Borrower, any Guarantor or any Affiliate of Parent, any Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.
     Section 7.12 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof
     Section 7.13 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

     Section 7.14 Collateral Agent Status. Nothing in this Agreement shall be construed to operate as a waiver by the Collateral Agent, with respect to Parent, any Borrower, any Guarantor, the Trustee, or any Noteholder, of the benefit of any exculpatory rights, privileges, immunities, indemnities, or reliance rights contained in the Indenture or any of the other Indenture Agreements. For all purposes of this Agreement, the Collateral Agent may (a) rely in good faith, as to matters of fact, on any representation of fact believed by the Collateral Agent to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of Parent, any Borrower or of the Senior Agent or any Senior Lender, and (b) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person. Each of Parent, each Borrower, each Guarantor, the Senior Agent, and each Senior Lender expressly acknowledge that the subordination and related agreements set forth herein by the Collateral Agent are made solely in its capacity as Collateral Agent under the Indenture with respect to the Notes issued thereunder and the other Indenture Agreements and are not made by the Collateral Agent in its individual commercial capacity.
     Section 7.15 Acknowledgment. Parent, each Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, and agrees to recognize all rights granted thereby to the Senior Agent and the Collateral Agent and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Parent, each Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.
     Section 7.16 VENUE; JURY TRIAL WAIVER.
          (a) THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SENIOR AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE SENIOR AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.16.
          (b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     Section 7.17 Reciprocal Rights. The parties agree that the provisions of Sections 2.02, 2.03, 2.04, 3.02, 4.02(a) and (b), 6.01, 6.02, 6.03, 6.04 and 7.01, including, as applicable, the defined terms referenced therein (but only to the extent used therein), which govern the relationship, and certain rights, restrictions, and agreements, between the Senior Agent and the holders of Credit Agreement Secured

Obligations with respect to the Credit Agreement Secured Obligations, on the first hand, and the Collateral Agent and the Trustee and the Noteholders with respect to the Indenture Secured Obligations, on the second hand, shall, from and after the Discharge of First Priority Credit Agreement Secured Obligations and until the payment in full of the Indenture Secured Obligations, apply to and govern, mutatis mutandis, the relationship between the Collateral Agent and the Trustee and Noteholders with respect to the Indenture Secured Obligations, on the first hand, and the Senior Agent and the holders of Credit Agreement Secured Obligations with respect to the Excess Credit Agreement Secured Obligations, on the second hand.
     Section 7.18 Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the Indenture. If this Agreement or all or any portion of either Party’s rights or obligations hereunder are assigned or otherwise transferred to any other Person, such other Person shall execute and deliver an agreement containing terms substantially identical to those contained in this Agreement.
     Section 7.19 Limitation on Liabilities of the Senior Agent and the Collateral Agent.
          (a) The Senior Agent shall not be liable to the Borrower, the Guarantors, the Collateral Agent, the Trustee or the Noteholders for any action taken, suffered, or omitted to be taken by the Senior Agent in good faith and reasonably believed by the Senior Agent to be authorized or within the discretion or rights or powers conferred upon the Senior Agent by this Agreement. In no event shall the Senior Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Senior Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Senior Agent shall not be deemed to have notice of any Default or Event of Default under the Indenture Agreements unless written notice of such Default or Event of Default from the Collateral Agent, the Borrowers or the Guarantors is delivered to the Senior Agent in accordance with the notice provisions set forth in Section 7.05 of this Agreement. The rights, privileges, protections, immunities and benefits given to the Senior Agent, including, without limitation, its right to be indemnified as set forth in the Senior Credit Documents are extended to, and shall be enforceable by, the Senior Agent are incorporated herein by reference. In no event shall the Senior Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Senior Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          (b) The Collateral Agent shall not be liable to the Borrower, the Guarantors, the Senior Agent or the Senior Lenders for any action taken, suffered, or omitted to be taken by the Collateral Agent in good faith and reasonably believed by the Collateral Agent to be authorized or within the discretion or rights or powers conferred upon the Collateral Agent by this Agreement. In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Collateral Agent shall not be deemed to have notice of any Default or Event of Default under the Senior Credit Documents unless written notice of such Default or Event of Default from the Senior Agent, the Borrowers or the Guarantors is delivered to the Collateral Agent in accordance with the notice provisions set forth in Section 7.05 of this Agreement. The rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified as set forth in the Indenture Agreements are extended to, and shall be enforceable by, the

Collateral Agent are incorporated herein by reference. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 7.20 Limitation on the Rights of Parent, the Borrowers and the Guarantors as Noteholders. Notwithstanding anything to the contrary set forth herein, the parties acknowledge and agree that to the extent the Parent, any Borrower or any Guarantor acquires any interest in any of the Notes: (i) neither the Parent nor any Borrower or Guarantor, in its capacity as a Noteholder, shall be entitled to exercise any rights under or receive any benefits from this Intercreditor Agreement, (ii) neither the Parent nor any of the Borrower or Guarantors, in its capacity as a Noteholder, shall be entitled to receive any payments or distributions in respect of any proceeds of any Collateral, unless and until (x) the Discharge in Full of Credit Agreement Obligations has occurred and (y) all Indenture Secured Obligations (other than Indenture Secured Obligations owing to the Parent, any Borrower or any Guarantor in its capacity as a Noteholder) shall have been paid in full, (iii) neither the Senior Agent nor the Collateral Agent shall be obligated to provide any notice to, or to follow any direction or instruction delivered by, the Parent, any Borrower any Guarantor in its capacity as a Noteholder, and (iv) for purposes of this Agreement, at any time that any Notes are held by the Parent, any Borrower or any Guarantor, such Notes shall be treated as if they had been fully repaid and not outstanding.

IN WITNESS WHEREOF, the Senior Agent, the Collateral Agent, Parent, each Borrower and each Guarantor has caused this Agreement to be duly executed and delivered as of the date first above written.

SENIOR AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kathleen C. Maggi

Name: Kathleen C. Maggi
Title: Senior Vice President

IN WITNESS WHEREOF, the Senior Agent, the Collateral Agent, Parent, each Borrower and each Guarantor has caused this Agreement to be duly executed and delivered as of the date first above written.

COLLATERAL AGENT AND TRUSTEE	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacities as Collateral Agent and Trustee under the Indenture (and not individually)

	By:	/s/ Raymond Torres

Name: Raymond Torres
Title: Senior Associate

IN WITNESS WHEREOF, the Senior Agent, the Collateral Agent, Parent, each Borrower and each Guarantor has caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT AND BORROWERS: ALTRA HOLDINGS, INC. ALTRA INDUSTRIAL MOTION, INC.
By	/s/ Glenn E. Deegan
Name: Glenn E. Deegan
Title: Vice President, Legal and Human Resources, General Counsel and Secretary

AMERICAN ENTERPRISES MPT CORP.
AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
BOSTON GEAR LLC
FORMSPRAG LLC
INERTIA DYNAMICS LLC WARNER ELECTRIC LLC
KILIAN MANUFACTURING CORPORATION
NUTTALL GEAR LLC
WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
TB WOOD’S CORPORATION
TB WOOD’S INCORPORATED
TB WOOD’S ENTERPRISES, INC.

By	/s/ Glenn E. Deegan
	Name:	Glenn E. Deegan
	Title:	Secretary

Annex A
     This ACKNOWLEDGMENT, dated as of            , 20    , is delivered pursuant to Section 5.04 of the Intercreditor and Lien Subordination Agreement (the “Intercreditor Agreement”), dated as of November 25, 2009 by and among JPMorgan Chase Bank, N.A., as “Original Senior Agent”, The Bank of New York Mellon Trust Company, N.A., as “Collateral Agent and Trustee”, Altra Holdings, Inc., as “Parent”, Altra Industrial Motion, Inc. and certain of its Subsidiaries as “Borrowers”, and certain other direct and indirect Subsidiaries of Parent, as “Guarantors”. Capitalized terms used herein but not defined herein are used with the meanings given them in the Intercreditor Agreement.
     By executing and delivering this Acknowledgment, each of Parent, for and on behalf of itself, the Borrowers and the other Guarantors, and ______, the [lender/agent] under the New Credit Facility (the “New [Lender/Agent]”), hereby represents, warrants, acknowledges and agrees that: (i) the New [Lender/Agent] has become a party to the Intercreditor Agreement as the “Senior Agent” with the same force and effect as if originally named as the Original Senior Agent therein; (ii) the New [Lender/Agent] shall be bound by all of the terms and provisions of the Intercreditor Agreement; (iii) the New [Lender/Agent] has assumed all duties and responsibilities of the Senior Agent set forth in the Intercreditor Agreement; (iv) all notices and other correspondence required to be delivered to the Senior Agent under the Intercreditor Agreement shall be delivered to the New [Lender/Agent] at its address set forth below under its signature to this Acknowledgment; and (v) attached hereto are true and correct copies of all material agreements executed and/or delivered in connection with the New Credit Facility. Parent, for and on behalf of itself, the Borrowers and the other Guarantors, hereby further represents and warrants that the Discharge in Full of the Credit Agreement Secured Obligations under the Original Credit Agreement has occurred.
     IN WITNESS WHEREOF, the undersigned has caused this Acknowledgment to be duly executed and delivered as of the date first above written.

ALTRA HOLDINGS, INC.,
for and on behalf of itself , the Borrowers and the other Guarantors
By:
Name:
Title:

[LENDER PROVIDING NEW CREDIT FACILITY]
By:
Name:
Title:

Address for Notices: